Exhibit 10.1

FOURTH AMENDMENT TO TERMS AND CONDITIONS OF
COURIER CORPORATION DEFERRED COMPENSATION PROGRAM

A.                                   The Terms and Conditions of the Courier Corporation Deferred Compensation Program, as established on November 6, 1997, as subsequently amended, are hereby amended as follows:

1.                                       Paragraph 6 is hereby amended by deleting the last sentence thereof and substituting the following in lieu thereof:

“Such payment shall be made within 90 days after the beginning of the calendar year following the calendar year in which such Participant’s termination of employment occurs, or in the seventh month after the Participant’s termination of employment, if later.  Such payment shall completely discharge the Company’s obligation under the Program.”

2.                                       Paragraph 7 is hereby amended by deleting the last sentence thereof and substituting the following in lieu thereof:

“In the case of death, such payment shall be made within 60 days after the Participant’s termination of employment.  In all other instances, such payment shall be made in the seventh month after the Participant’s termination of employment.  Such payment shall completely discharge the Company’s obligation under the Program.”

B.                                     The effective date of this Fourth Amendment shall be as of January 1, 2005.

IN WITNESS WHEREOF, this Fourth Amendment has been signed and sealed for and on behalf of the Company by its duly authorized officer this 5th day of December, 2005.

COURIER CORPORATION

By:	/s/ Robert P. Story, Jr.
	Title:	Senior Vice President and
Chief Financial Officer